EX-99.1

The following is a transcript of the earnings conference call of The Bancorp, Inc., or Bancorp, held on April 28, 2008.

Operator

Good day, ladies and gentlemen and welcome to the First Quarter 2008 Bancorp Incorporated Earnings Conference Call. My name is Serita, and I'll be your coordinator for today. At this time all participants are in listen-only mode. We will be facilitating a question and answer session towards the end of this conference.

(OPERATOR INSTRUCTIONS)

I would now like to turn the presentation over to your host for today's call, Mr. Andres Viroslav, Director of Corporate Communications. You may proceed.

Andres Viroslav - The Bancorp, Inc. - Director of Corporate Communications

Thank you, Serita, and good morning to everyone. Thank you for joining us today to review the Bancorp's First Quarter 2008 Financial Results. On the call with me today are Betsy Cohen, Chief Executive Officer, Frank Mastrangelo, President, and Marty Egan, our Chief Financial Officer.

This morning's call is being webcast on our website at www.thebancorp.com. There will be a replay of the call beginning at approximately 1:00 pm eastern time today. The dial-in number for the replay is 888-286-8010, with a confirmation code of 20551183.

Before I turn the call over to Betsy, I would like to remind everyone that when used in this conference call, the words believes, anticipates, expects and similar expressions are intended to identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated or suggested by such statements. For further discussion of these risks and uncertainties, please see the Bancorp's filings with the SEC.

Listeners are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The Bancorp undertakes no obligation to publicly release the results of any revisions to forward-looking statements, which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Now I'd like to turn the call over to Betsy Cohen. Betsy?

Betsy Cohen - The Bancorp Inc. - CEO

Thank you very much, Andres, and thank you, all of you, for joining us today. The results of the first quarter reflect really the place in the interest rate cycle in which we find ourselves. The Bancorp has always been an asset-sensitive bank and therefore, in a downward spiral of interest rates, has experiences an immediate re-pricing of its yield on assets and the lag in its re-pricing of deposits.

We believe that the steepness of the downturn in interest rates is coming to an end. I think that the general press has been writing about this and we would anticipate that we will get the benefit of being asset sensitive over the next -- as the market turns within the next four to six months. It's also anticipated that the rate of cuts that we think will come this week will be smaller than it has been in the past and that we're at a place where we will have time to catch up, so to speak, on the lagging deposit re-pricing.

Several other factors entered -- specifically entered into the narrowing of the net interest margin this quarter. One is the acquisition by Bancorp of, or the issuance by Bancorp of a Trust Preferred Securities, a portion of which are floating.

And that portion, which was floating that were issued at the end of November of 2007, so this is the first quarter; they re-priced, the floating portion re-priced on March 15th and I'm just giving this by way of example, and re-priced from 7.55% to 6.05%, so we'll have the benefit of that downtick in re-pricing during the full second quarter, which we did not have during the first quarter. And that is, I think, in a nutshell, the story.

Loans continue to grow during this quarter. Deposits were flat on a link quarter basis, but in part that's a result of our choosing to do our funding or a portion of our time funding, or interest bearing funding, through FHLB advances, as opposed to certificates of deposit and so they don't show up in the deposit total.

I would suggest that we turn to the third page of the press release, which is the average condensed balance sheet. And if we look at deposits first, you'll see that average deposits on a transaction account basis have been growing significantly over the course of the last four quarters, but the time deposits are down almost $100 million since the first quarter of 2007 and that that balance for pricing reasons has been made up primarily through the federal home loan bank.

Excuse me. If we then look at the loan portfolio, we've broken out for you in the fourth quarter of 2007 and the first quarter of 2008, residential versus construction -- excuse me -- residential versus commercial construction loans.

And you'll see that it is in the area of commercial construction of built-to-suit low shopping centers, owned or occupied offices, that kind of construction lending that we've had our growth that we are funding. And as we come into this spring season, you always see an uptick in the construction advances.

We're funding residential housing and we have a weekly check, actually, of the number of properties under agreement of sale where, from a dollar point of view, in sync with our expectations at a little better than 20% of the properties being under agreement of sale at this time.

And from a number point of view, since our price point from the number of houses that we've funded is primarily lower-priced. About half of the houses that we are funding are under agreement of sale. We have seen an uptick in sales as the spring has come in our region and so we are looking forward to that continuing as it has through April through the spring season in a more or less normal fashion.

If we turn to the next page, page four of the press release, we'll see that the downtick in income obviously impacts all the ratios. What we'd like to point out is that the return on tangible equity is in line with the return on equity in the first quarter of 2007 at 9.8%. Looking at the bottom of that page as to asset quality, we have had over our history upticks of, and then absorption of non-accrual loans.

If we were to look back to the prior quarter, one would see that the aggregate of non-accrual loans and loans 90 days past due and still accruing, is actually down by some $700,000 and that the loans that are being taken through the non-accrual phase, they are essentially all first mortgage loans with one exception. And we will gain control of the vast majority of those in this quarter and sell them through the next 90 to 180 days.

We don't see a significant downtick in credit quality, but we cannot say that we are totally immune to the market as it is today. The business of the bank, and I think this is a message I'd like to leave everyone with, is really doing quite well.

All the areas of affinity, of our affinity programs and strategies are, in fact, growing by way of one measured success, the affinity deposits represent about 46% of core deposits, up from 30%-some of core deposits last year.

And so we continue to grow that business as a generator of low-cost deposits. So on the opening paragraph of the press release that the stored value solutions acquisition has produced low-cost deposits in excess of what we anticipated with deposits being 172 basis points.

The other measure of success, in terms of affinity programs, are the number of accounts and the deposits generated by the health savings program. And I'm going to ask Frank to report on that, if you would.

Frank Mastrangelo - The Bancorp Inc. - President

Absolutely. Thank you, Betsy. As of today we actually have exceeded 100,000 health savings accounts. And our health savings deposits are approaching $150 million; that is from a quarter to quarter standpoint.

We actually grew deposits from the fourth quarter to the first quarter 49% in the health care unit up to almost $137 million, but funding of those HSAs continue to be very robust and we're seeing continued strong funding here into the second quarter.

Betsy Cohen - The Bancorp Inc. - CEO

I think that those -- that kind of growth brings with it some small seasonal uptick in the account opening expense, which reflected in non-interest expense. I think another area that has been growing on a regular basis are the remote deposit gathering that we're doing today is a number one measure metric there of the number of transactions that we do through that much more efficient, less personal intensive, and therefore, we hope less expensive channel.

And if we were to look at the first quarter of 2007, we have doubled of the number of transactions that are being done through remote deposit gathering. I think I would like to stop there and to open to the floor for any questions.

Operator

(OPERATOR INSTRUCTIONS)

And your first question comes from the line of James Abbott of FBR. You may proceed.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Hi, good morning, everyone.

Betsy Cohen - The Bancorp Inc. - CEO

Hi, how are you, James?

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Doing well, thank you. Question on the margin, what, if you could give us a sense as to how the margin progressed during the quarter? Or what the margin was for the month of March? Just trying to get a sense as to what our starting point might be for going into the second quarter?

Betsy Cohen - The Bancorp Inc. - CEO

I don't know that we have -- I don't have that statistic with me, but Marty, do you? If not we'll give it to you offline, James.

Martin Egan - The Bancorp Inc. - CFO

Yes, we can give it to you James. Its [day] lies in at -- in March at 3.50.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

3.50? Okay, thank you. And then on a related note, how much of your CD portfolio re-prices in the second quarter? And if you can give us a sense as to what those CDs are priced at? Are they in the low 5% range? And then what are you pricing new CDs at?

Betsy Cohen - The Bancorp Inc. - CEO

About one-third of the CD portfolio re-prices in the second quarter, not all of it, at the beginning of the second quarter, James, we won't get the full benefit. And Marty, on a spread - and remember we are looking at strategies which may not be simply re-pricing of CDs but may, in fact, just by way of example, the federal home loan advances would be about 200 basis points lower than many of our re-pricing CDs.

That may be a little bit high, maybe 1.75, not that we can price all of them through that mechanism. But we're looking for other mechanisms through which we can price that would provide us a better way spread downward than simply re-pricing the CDs. So we can answer your question, but I wanted to add that information.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

I appreciate that. I had a follow-up question on the advances, but I guess, Marty, if you have the CD levels, as to what they are re-pricing?

Martin Egan - The Bancorp Inc. - CFO

Sure. The entire amount that'll be re-priced in the second quarter is on average about 4.80, in average cost.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay, okay.

Betsy Cohen - The Bancorp Inc. - CEO

And what would you anticipate the replacement cost to be, Marty?

Martin Egan - The Bancorp Inc. - CFO

In the 3.45 range.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay, thank you very much. And, Betsy, on the FHLB advances, are those primarily structured advances, or are they primarily bullets, or how are you doing that?

Betsy Cohen - The Bancorp Inc. - CEO

Marty, do you want to --

Martin Egan - The Bancorp Inc. - CFO

Currently they are overnight or extremely short-term.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay.

Betsy Cohen - The Bancorp Inc. - CEO

One of the reasons, James, for that as a strategy is that we see our transaction accounts growing and so we want to be in a position to replace those advances we're funding with transaction accounts as quickly as possible, and be as flexible as possible.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay, excellent. I have other questions, but I'll step back for now and let other people ask away, and if not, I'll be back at the end. Thanks.

Betsy Cohen - The Bancorp Inc. - CEO

Okay, sounds good. Thank you.

Operator

And your next question comes from the line of Alper Sungur of Sidoti and Company. You may proceed.

Alper Sungur - Sidoti & Co. - Analyst

Hi, good morning, everyone.

Betsy Cohen - The Bancorp Inc. - CEO

Hello, Alper.

Alper Sungur - Sidoti & Co. - Analyst

I was wondering if you could provide a bit of color for the non-interest expenses? Was there any one-time non-recurring item?

Betsy Cohen - The Bancorp Inc. - CEO

There are seasonal items. For example, in the first quarter we incurred the bulk of the costs related to opening the account, the health savings account. Since our, and Frank jump in here if you would, if I ever let you, but it's hard to get historical information because these are basically new accounts. But what we are seeing as we look back to the first accounts that we opened, we see them remaining with us with very little leakage, so to speak, over a three or so year period.

And so we are looking at seasonal expenses related to increasing numbers of accounts that we anticipate will be with us over a three to four year period. That might represent $200,000, $250,000 of the expenses. On a recurring basis, though, we have both an uptick in FDIC assessment, which first began in the third quarter, Marty, of 2007?

Martin Egan - The Bancorp Inc. - CFO

Yes.

Betsy Cohen - The Bancorp Inc. - CEO

I believe it was in the third quarter when we first got that uptick - that received the increased assessments and amortization of some intangibles in the amount of about $250,000.

Alper Sungur - Sidoti & Co. - Analyst

Okay. In terms of the efficiency ratio, I guess it jumped to 63%?

Betsy Cohen - The Bancorp Inc. - CEO

It's all a function of what the income was.

Alper Sungur - Sidoti & Co. - Analyst

Yes. Like, in terms of your scalable business model, what kind of efficiency ratios will be based --

Betsy Cohen - The Bancorp Inc. - CEO

Well, if the margin expands, we'll be back to the low [50s]. I mean, it's all operating income related.

Alper Sungur - Sidoti & Co. - Analyst

Okay. And also the [SVS-SDL] I believe was first quarter '08, was the excretion that we're going to start?

Betsy Cohen - The Bancorp Inc. - CEO

I'm sorry, I'm having trouble hearing that last part of --

Alper Sungur - Sidoti & Co. - Analyst

Is this better?

Betsy Cohen - The Bancorp Inc. - CEO

Yes, it's much better, thank you.

Alper Sungur - Sidoti & Co. - Analyst

The accretion from SVS-SDL in the first quarter '08, how many cents was that?

Betsy Cohen - The Bancorp Inc. - CEO

Well there are a lot of ways to look at that issue. When we had initially done the transaction, we had anticipated that [debt] funds would be at [$525 million], and were significantly lower. If we were to take the, and that's where we -- the way in which we made that the assessment of accretion.

However, that assessment holds up in the event that we look at the funds gathered from [SVS] at 172 basis points and our average yield on assets as [675]. So you could say that there's a 500 basis point spread on something less than $200 million in funds. And so you would get to a very fulsome approach to accretion. There are lots and lots of ways at looking at that and so somewhere between $0.025 then, $0.065 would be my answer.

Alper Sungur - Sidoti & Co. - Analyst

Okay. And also the $0.21 to $0.41 accretion projected in 2008 is still intact, right?

Betsy Cohen - The Bancorp Inc. - CEO

Yes.

Alper Sungur - Sidoti & Co. - Analyst

Okay. All right, thank you very much.

Betsy Cohen - The Bancorp Inc. - CEO

If you just multiply by four, you've got that.

Alper Sungur - Sidoti & Co. - Analyst

Okay, got it. Thank you.

Betsy Cohen - The Bancorp Inc. - CEO

Okay.

Operator

And your next question comes from the line of Matt Kelley of Sterne, Agee. You may proceed.

Matthew Kelley - Sterne, Agee & Leach, Inc. - Analyst

Yes. First off, just wanted to confirm charge-offs around $300,000, is that correct?

Betsy Cohen - The Bancorp Inc. - CEO

Correct.

Matthew Kelley - Sterne, Agee & Leach, Inc. - Analyst

What was that?

Betsy Cohen - The Bancorp Inc. - CEO

Yes. I'm sorry.

Matthew Kelley - Sterne, Agee & Leach, Inc. - Analyst

Okay. And what was the real estate owned at period end?

Martin Egan - The Bancorp Inc. - CFO

Zero.

Matthew Kelley - Sterne, Agee & Leach, Inc. - Analyst

Okay. And could you just remind us the percentage of the construction loans that are in market, Pennsylvania, Delaware? I mean, is there anything out of market, any Florida participation, California participations, Carolinas? I mean, how much of that is in your footprint, being mid-Atlantic, meaning Pennsylvania, Delaware?

Betsy Cohen - The Bancorp Inc. - CEO

-- virtually the whole thing. We may have a tiny piece, but I'd say close to 100%.

Matthew Kelley - Sterne, Agee & Leach, Inc. - Analyst

Okay. What is that tiny piece, just curious?

Betsy Cohen - The Bancorp Inc. - CEO

I'm just giving myself legal room now.

Matthew Kelley - Sterne, Agee & Leach, Inc. - Analyst

Okay.

Betsy Cohen - The Bancorp Inc. - CEO

I'm trying to think of whether we did something that could be classified as residential construction for a private client from an affinity group, who may not have -- but I'm just giving myself a little bit of wiggle room.

Matthew Kelley - Sterne, Agee & Leach, Inc. - Analyst

Okay. And then when the call report is filed for the period ended March 31st, will there be an material change in the 30 to 89 day past due construction, commercial real estate construction buckets, single family?

Betsy Cohen - The Bancorp Inc. - CEO

Not to the best of my knowledge. Marty?

Martin Egan - The Bancorp Inc. - CFO

No.

Betsy Cohen - The Bancorp Inc. - CEO

No, I didn't think so.

Matthew Kelley - Sterne, Agee & Leach, Inc. - Analyst

Will the 30 to 89 day data be down from period end levels?

Martin Egan - The Bancorp Inc. - CFO

I can get that for you, Matt.

Matthew Kelley - Sterne, Agee & Leach, Inc. - Analyst

Okay. All right, and then just on the margin. Fed is going to 2% Fed funds and it sounds like there's a couple of moving parts there on the trust preferred and growing some core deposit balances and runoff of the CD portfolio.

I mean, the [350] period end margin that you referenced earlier. If we stay at 2% Fed funds for the remainder of the year, is that a margin level you can maintain? Or is it going to be more pressure if we stay right at the 2% Fed funds?

Betsy Cohen - The Bancorp Inc. - CEO

I think that it's at least a margin level that we can sustain. I mean, if you look at our current asset yields, we think that we are essentially at the bottom of that curve. So we have more than 25 basis points to achieve, in terms of reduction of deposit core. But if there's a downtick, Matt, first impact will be on the asset yields. So there may again be a lag time if you're looking at it over the balance of a year, I would have no hesitation in saying that it will improve.

Matthew Kelley - Sterne, Agee & Leach, Inc. - Analyst

From 350?

Betsy Cohen - The Bancorp Inc. - CEO

Right.

Matthew Kelley - Sterne, Agee & Leach, Inc. - Analyst

Okay. All right, thank you.

Operator

And your next question comes from the line of [Allen Bortell] of [Inverness Management]. You may proceed.

Allen Bortell - Inverness Management - Analyst

Hi, Betsy, it's Allen?

Betsy Cohen - The Bancorp Inc. - CEO

Hi, Allen. How are you?

Allen Bortell - Inverness Management - Analyst

Haven't talked to you in a while. Just a couple of quick questions. The lost provision increased $600,000. How much of that is due to the larger amount of originations and how much of it is just cautionary?

Betsy Cohen - The Bancorp Inc. - CEO

Well, it isn't. The $600,000 is cautionary.

Allen Bortell - Inverness Management - Analyst

Okay.

Betsy Cohen - The Bancorp Inc. - CEO

Because we wanted to increase the coverage. We always -- in addition to that we have provided for $750,000, which would take care of the increase in the portfolio at the same level, that was intended to increase the coverage.

Allen Bortell - Inverness Management - Analyst

Okay. Would you see the portfolio growing as much per quarter as recent quarters, net portfolio growth?

Betsy Cohen - The Bancorp Inc. - CEO

There are opportunities in the market, Allen. There are during this period of time, as we've all read in the press in both trade and general press, an anticipation that there will be banks that will not have an opportunity to lend as fulsomely as they have, either for capital or other reasons. And so there are opportunities to acquire customers where they have been at other institutions, who would be good customers going forward.

Allen Bortell - Inverness Management - Analyst

Okay. Are early payoffs helping a fair amount, a slowdown in early payoffs, to grow the portfolio?

Betsy Cohen - The Bancorp Inc. - CEO

No, I don't think that we've experienced that. I think that we think that a healthy portfolio, and we encourage it, should be paying off on a regular basis. We haven't seen -- we don't have a lot of loans that have bullets where refinancings are not taking place. So that is not the driver, the growth of the portfolio. New business is the driver.

Allen Bortell - Inverness Management - Analyst

Okay. Last question, if I may. The new health accounts, HSA -- do you front in those for other banks too? Private label?

Betsy Cohen - The Bancorp Inc. - CEO

We have spoken about that as a line of business, because there are a lot of institutions that don't have a sufficient number of the account to make it worth their while, but, Frank, why don't you speak to that?

Frank Mastrangelo - The Bancorp Inc. - President

Sure, absolutely. It's a model that we've looked at, actually for the past couple of years, have had conversations with various other institutions and access points to a conglomerates of institutions.

But we always end up in the challenge of whether or not we want to provide infrastructure and technology without really being able to take deposits onto our balance sheet, as all those smaller community banks haven't really gotten to a point where they can cost justify or provide services to their small HSA bases, they also haven't gotten to the point where they are willing to roll those deposits off balance sheets to another institution.

So there's a quandary there at the moment that they're looking at. So at some point, we fully do expect to be able to step into a model whereby we can provide infrastructure technology services and capture some of those deposits with some benefit being paid back to those smaller community banks. And in essence, manage their HSA portfolios on a private label basis.

Allen Bortell - Inverness Management - Analyst

Okay, great. I have an opportunity, I'll talk to you offline about some points. Thanks.

Operator

And your next question comes from the line of Michael Cohen of SuNOVA Capital. You may proceed.

Michael Cohen - SuNOVA Capital - Analyst

Hi, I hope all of you are doing well. Thanks for taking my question. Can you provide an update on some of the partnerships related to the -- like the [Legg Mason] relationship as well as --

Betsy Cohen - The Bancorp Inc. - CEO

SEI?

Michael Cohen - SuNOVA Capital - Analyst

Yes, exactly.

Betsy Cohen - The Bancorp Inc. - CEO

Yes. Frank, would you like to talk about the SEI extension?

Frank Mastrangelo - The Bancorp Inc. - President

Sure, absolutely. So as you probably saw in our recent quarter, we continued to expand the SEI relationship with our services slate being launched out to the SEI investment advisory group, the outer ring, 7,000 independent investment advisors that uses the SEI platform.

That application and services slate launched out of beta with SEI in the middle of January, and it was a very soft launch, gearing up to the SEI-IA conference that takes place in May, which will be the big marketing push for those services.

Nonetheless, though, we still have seen quite a number of applications, some nice deposit growth and new commitments written inside of SEI with just the soft launch of that program. So we actually increased commitments, for example, about $16 million for the quarter just in the SEI base. And as I said, deposits are flowing in as accounts open, but we're still in a very, very early stage there with the SEI base and the program launch, with May really being the big marketing push inside of that program.

Betsy Cohen - The Bancorp Inc. - CEO

We have other programs that also continue to grow safe harbor IRAs, which were up 39% and some money-market deposit accounts that continue, again, to grow. Each one of these makes a contribution. On the partner front, Frank, would you like to talk about pre-paid, the pre-paid group?

Frank Mastrangelo - The Bancorp Inc. - President

Sure, Betsy. The pre-paid unit; one of the synergies we believe in the transaction in acquiring the stored values solutions group was the footprint in healthcare. What we recognized was the SVS units footprint in healthcare was largely TPA related, where ours was carrier related. We've since been able to penetrate a decent number of those TPAs over the course of time to be provide our HSA services to clients that are using our FSA issuing services.

So we closed an additional four TPAs in the first quarter, have since closed another four so far in the second quarter, and that's on top of, I believe, closing five last quarter. So we're starting to get pretty good traction and still have a pretty robust pipeline of TPAs in that healthcare group, which continue to expand our health savings account distribution.

Betsy Cohen - The Bancorp Inc. - CEO

And in the pre-paid group itself, we see monthly, if we looked at the monthly deposit balance for this group, then Q1 of 2007, it was about $106 million and Q1 of 2008, about $172, so that's 62% growth.

I don't know that we can sustain that, but we think that it's a growing area and we'll benefit from -- it's above the national level of growth, but the national level of growth is some 40% to 45%. So we think it will continue to be robust.

Michael Cohen - SuNOVA Capital - Analyst

Like Legg Mason relationship?

Betsy Cohen - The Bancorp Inc. - CEO

I don't know that we have with us statistics specifically on that relationship, Michael, but I --

Michael Cohen - SuNOVA Capital - Analyst

Just qualitatively, I mean, how do you feel about it?

Frank Mastrangelo - The Bancorp Inc. - President

Well what I would say is this and that is it's taken a long time for us to get to a point where SEI is making impact. We signed the [Legg Mason] relationship probably a year after, maybe even a little more than that. Then we signed SEI, so I think from even just a life-cycle standpoint, lag is probably about 12 months behind SEI, from an evolutionary standpoint.

Michael Cohen - SuNOVA Capital - Analyst

Okay, that's helpful. And then could you provide us an update, obviously your credit statistics were very stable to improved quarter-to-quarter. You had talked about a couple of anomalous, for lack of a better way of describing it, [NPAs] last quarter, where you felt highly confident in your ability to get paid back. Did those come off of NPA status or how does that work?

Betsy Cohen - The Bancorp Inc. - CEO

No, I think we have to take them through in order to deliver title. They are all first mortgages. In order to deliver title we have to take them through the foreclosure process and that will be completed this quarter. So we can't get them out of our system until that's complete.

Martin Egan - The Bancorp Inc. - CFO

And, Betsy, two did come off from last quarter also.

Betsy Cohen - The Bancorp Inc. - CEO

That's true, I'm sorry. Two did come off, you're right. And there is a decrease in the totals. So it takes a couple of quarters to get them through the process.

Michael Cohen - SuNOVA Capital - Analyst

Great. Thank you.

Operator

Your next question is a follow-up from the line of Alper Sungur of Sidoti and Company. You may proceed.

Alper Sungur - Sidoti & Co. - Analyst

Hi, Betsy. I just had a follow-up on the day, the sensitivity of the balance sheet as of the first quarter 2008, one to 90 days. What was the dollar amount?

Betsy Cohen - The Bancorp Inc. - CEO

Marty, you'll have to provide that, I don't have that with me.

Martin Egan - The Bancorp Inc. - CFO

Yes. Alper, can I get that to you?

Alper Sungur - Sidoti & Co. - Analyst

Yes, sure. Thank you.

Operator

And your next question comes from the line of Ross Haberman of Haberman Fund. You may proceed.

Ross Haberman - Haberman Value Fund - Analyst

Morning, Betsy, how are you?

Betsy Cohen - The Bancorp Inc. - CEO

Fine, Ross. How are you doing?

Ross Haberman - Haberman Value Fund - Analyst

I was wondering if you could just break down some of the residential construction loans and give us a sense of how much is spec and land and development as opposed to, say, custom.

Betsy Cohen - The Bancorp Inc. - CEO

Well, many of the -- most of the projects we do, Ross, are not custom in the way that I think that you're using that word, which is a high-end house, where you build the shell and you build out the option. Most of our projects are in the maybe $400,000 range on average, some of them lower cost.

So they're not -- they may be built in groups of two to four. So they're not customized in that same way you build a house and you sell it. That's why I was saying if we look at it from the standpoint of the numbers of projects of houses that we are funding, we're funding the build-out.

And this is -- spring is clearly the highpoint of the build-out, spring and summer for residential projects. But we're funding the build-out of about 150 houses, of which about 75 to 80 are under agreement of sale. The balance are being built-out for sale at a time when they are complete enough to be sold. Is that helpful?

Ross Haberman - Haberman Value Fund - Analyst

And typically the deposits which these people are putting down are more than the token 10% or are --

Betsy Cohen - The Bancorp Inc. - CEO

Yes, these are real --

Ross Haberman - Haberman Value Fund - Analyst

These are real deposits and good likelihood that they are going to close.

Betsy Cohen - The Bancorp Inc. - CEO

These are real sales.

Ross Haberman - Haberman Value Fund - Analyst

Okay.

Betsy Cohen - The Bancorp Inc. - CEO

If there is a mortgage contingency, it's been fulfilled. If there isn't a mortgage contingency, obviously it's subject to a substantial deposit.

Ross Haberman - Haberman Value Fund - Analyst

Okay, no. I was just trying to get a sense of how much risk is in that part of the construction portfolio as opposed to most of it being if I buy the house personally and I want to build my dream house.

Betsy Cohen - The Bancorp Inc. - CEO

Right. No, no, no, it's not. It's not that model. We experience very few, very little fallout in terms of agreement of sale.

Ross Haberman - Haberman Value Fund - Analyst

Okay. And just -- excuse me. With just one follow-up regarding the medical health accounts.

Betsy Cohen - The Bancorp Inc. - CEO

Yes.

Ross Haberman - Haberman Value Fund - Analyst

How quickly are those accretive to you in terms of making money, and how big a balance does it need on an average account to get up to for you to make money on those accounts?

Betsy Cohen - The Bancorp Inc. - CEO

Yes. We have just done a study of that. We're assuming a balance, testing this on a balance of $1500, which seems to be our average balance. Although that balance is growing on a year-to-year basis. These are kind of like IRAs.

Ross Haberman - Haberman Value Fund - Analyst

Right.

Betsy Cohen - The Bancorp Inc. - CEO

So it takes us -- the major portion of it is that it probably takes us a couple of months to burn off the account opening expense is the issue, instead of the kind of personnel time involved in the opening of the account, the issuance of the debit cards --

Ross Haberman - Haberman Value Fund - Analyst

Right, well, that's what I meant. Right.

Betsy Cohen - The Bancorp Inc. - CEO

Yes. So that portion is probably in the six month range, and as the number of accounts grow, the cost per account, because these accounts are not accounts like a business checking account. Frank, how many transactions on average does one of these accounts do in the course of the year?

Frank Mastrangelo - The Bancorp Inc. - President

Betsy, I believe we average about two transactions per account over the entire base.

Ross Haberman - Haberman Value Fund - Analyst

Okay.

Betsy Cohen - The Bancorp Inc. - CEO

Because they are very low volume accounts, mostly done with debit cards.

Frank Mastrangelo - The Bancorp Inc. - President

In any given month, over half of the accounts do not have a debit transaction in them.

Ross Haberman - Haberman Value Fund - Analyst

Got it. Okay. Thank you.

Betsy Cohen - The Bancorp Inc. - CEO

You're in a low-maintenance mode.

Ross Haberman - Haberman Value Fund - Analyst

Got it. Okay. Appreciate the help, thank you.

Operator

And your last question, which is a follow-up, comes from the line of James Abbott of FBR. You may proceed.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Yes, hi. Thanks again. Quick question on the pipeline today versus the pipeline at December. Do you have some color around that?

Betsy Cohen - The Bancorp Inc. - CEO

James, what pipeline?

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

I'm sorry, the loan pipeline. The loan pipeline.

Betsy Cohen - The Bancorp Inc. - CEO

I'm sorry. Yes, no, we have a very good loan pipeline. We always do. The question is how much we want to do.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

So it's conceivable that you can -- I'm just trying to confirm whether the loan growth of the first quarter is something, and it's been kind of a volatile loan growth pace. We've gone from over 10% per quarter down to less than 2%. So I'm just trying to get a sense as to what we should be --

Betsy Cohen - The Bancorp Inc. - CEO

Yes, and I would like to give you an arithmetic answer based on the pipeline. But I think I have to be forthright and say that, at a time of credit volatility or credit sensitivity or changing credit dynamics, we may choose not to do loans that we otherwise might have chosen to do in a less volatile period. So it's not a totally arithmetic response. The size of the pipeline would yield very significant growth, but we may exercise judgment to reduce it.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay, which is fine. Do you want to give any guidance, then, on what we should be thinking about in terms of modeling for the second quarter?

Betsy Cohen - The Bancorp Inc. - CEO

Yes, I would prefer not to at this moment.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay. And so let me turn my attention then to -- of the -- and I appreciate the additional detail on the construction portfolio, by the way. Could you give us how much of that is land and acquisition growth as opposed to commercial construction growth. I think you suggested it's mostly commercial construction growth.

Betsy Cohen - The Bancorp Inc. - CEO

It's mostly commercial. We're not funding new land acquisition. I mean, it's just not being done.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay. So the only real -- most of the growth was commercial then, it was not land or residential-related? Okay.

Betsy Cohen - The Bancorp Inc. - CEO

No.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay. And then could you remind us, just as a follow-up, on the loan to value on residential construction, approximately? I know you may not have the exact number there, but an approximate number on that?

Betsy Cohen - The Bancorp Inc. - CEO

Yes. Our underwriting across the portfolio is in the mid [60s]. We think that that is probably a little, from the sales that we see, which may be 10% down from our underwriting, so we may be at the 75% level. Although I can't tell you on each and every project.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay. And then is that on retail value, is that on bulk sale value, wholesale, cost?

Betsy Cohen - The Bancorp Inc. - CEO

No, it's on the most recent sale value.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Most recent retail sale, then? Okay.

Betsy Cohen - The Bancorp Inc. - CEO

That's all we have are retail sales, we haven't any bulk sales.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay. And how should we think about the reserve ratio, in terms of -- because it's -- no offense, but substantially below the industry average, and of course your charge offs are also substantially below the industry average. Is it a function of charge offs? Is it more of a function, is it more sensitive to non-performing assets? Can you give us some sense on that?

Betsy Cohen - The Bancorp Inc. - CEO

I think it's a combination of all those things. What we've identified in the portfolio as trends or issues, it's a combinations of all of those things. And we're trying to increase the coverage.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

But is it more -- in other words, if we see a big spike in non-performing assets, but you don't believe the loss to be very high, would we see the reserve ratio increase much, or not so much?

Betsy Cohen - The Bancorp Inc. - CEO

No, not due to that factor.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

It's primarily based on loss assumptions then?

Betsy Cohen - The Bancorp Inc. - CEO

Absolutely.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay. And then the very final one. What is, and this is a definitional question, an acronym that I didn't recognize, but TPA?

Betsy Cohen - The Bancorp Inc. - CEO

I'm sorry. It's a third-party administrator for health savings accounts, a benefits company that does a whole range of benefits for a wide range of clients. We'll administer those benefit programs and they're called third-party administrative.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay, I'm familiar with the business, I just didn't recognize the acronym. And you said that you closed four in the first quarter, you've closed four additional in April it sounded like. On a base of how many?

Betsy Cohen - The Bancorp Inc. - CEO

How many? Frank, we were focused on converting the stored value systems. Half of store value system business has been payroll related, so we were looking at taking those existing relationships and extending them. That was one of the benefits we saw in making this acquisition. And so, how many -- what is the universe, Frank, of potential conversions?

Frank Mastrangelo - The Bancorp Inc. - President

Well, the universe is actually just recently greatly expanded. So let's say the universe we were working off of in the late fourth quarter into the majority of the first quarter was about, let's say, 200 TPAs, with a significant incremental increase in that universe, a handful of new activities in the first quarter.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay, so there's a universe of 200 TPAs potentially, and that's increasing and then the number that you or that SVS had --

Betsy Cohen - The Bancorp Inc. - CEO

We've consummated about ten TPAs of those 200 TPAs in the first quarter.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay. So you had ten TPAs at the beginning of the quarter, you ended up with 14 TPAs, and then by the end of April you're at 18 TPAs.

Betsy Cohen - The Bancorp Inc. - CEO

No, no, no. Through -- since we made the acquisition on November 30th, so since November 30th and the last four months, we've consummated 10 of the 200 TPAs.

James Abbott - Friedman, Billings, Ramsey Group, Inc. - Analyst

Okay, okay. Thanks. Sorry for the -- thank you very much, though. I just wanted to understand the size of the market there. Thank you very much.

Operator

And at this time we have no further questions in cue. I would now like to turn the call back over to Miss Betsy Cohen for closing remarks.

Betsy Cohen - The Bancorp Inc. - CEO

Thank you. Thank you all for your very good questions, each of which was in addition to the full amount of information that's available. We hope we've provided you in this quarter with both an understanding of the issues that face the financial institution sector and how we're dealing with them as well as what we think our individual opportunities are, which we think are numerous. And we look forward to talking with you again next quarter.

Operator

Thank you for your participation in today's conference. This concludes the presentation. You may now disconnect.

Disclaimer

Thomson Financial reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies mayindicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON FINANCIAL OR THE APPLICABLE COMPANY OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2005, Thomson StreetEvents All Rights Reserved.